UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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UNITED INSURANCE HOLDINGS CORP.
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UNITED INSURANCE HOLDINGS CORP.
360 Central Avenue, Suite 900
St. Petersburg, FL 33701

April 3, 2014
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (Annual Meeting) of United Insurance Holdings Corp. (herein referred to as UPC Insurance, the Company, us, our, and we), which will be held at 1:00 p.m. local time on Wednesday, May 7, 2014, at our office located at 360 Central Avenue, Suite 900, St. Petersburg, Florida 33701. At our Annual Meeting, you will be asked:

1.	To elect Alec L. Poitevint, II, Kern M. Davis, M.D., William H. Hood, III, and Sherrill W. Hudson to serve as Class B Directors of our Board of Directors until our 2016 annual meeting of stockholders;

2.	To ratify the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	To transact such other business as may properly come before our Annual Meeting or any adjournment or postponement of the Annual Meeting.

Your vote is important! Whether you plan to attend the Annual Meeting, please read the proxy statement and then vote at your earliest convenience by proxy card or by Internet. Using Internet voting or mailing your proxy card will not prevent you from voting in person at the meeting if you are a stockholder of record and wish to do so.

Important information about the matters to be acted upon at the meeting is included in the accompanying notice and proxy statement. Our 2013 Annual Report, which we will make available to you along with the proxy statement, contains information about us and our performance.

Kind regards,

/s/ John L. Forney
John L. Forney
President and Chief Executive Officer

UNITED INSURANCE HOLDINGS CORP.
360 Central Avenue, Suite 900
St. Petersburg, FL 33701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 7, 2014

WE HEREBY GIVE NOTICE that the 2014 Annual Meeting of Stockholders (Annual Meeting) of United Insurance Holdings Corp. (referred to in this document as we, our, us, the Company and UPC Insurance), a Delaware corporation, will be held at 1:00 p.m., local time, on Wednesday, May 7, 2014, at our office located at 360 Central Avenue, Suite 900, St. Petersburg, Florida 33701, for the following purposes:

1.	To elect Alec L. Poitevint, II, Kern M. Davis, M.D., William H. Hood, III, and Sherrill W. Hudson to serve as Class B Directors of our Board of Directors until our 2016 annual meeting of stockholders;

2.	To ratify the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	To transact such other business as may properly come before our Annual Meeting or any adjournment or postponement of the Annual Meeting.

Our Board recommends that our stockholders vote FOR election of Alec L. Poitevint, II, Kern M. Davis, M.D., William H. Hood, III, and Sherrill W. Hudson as Class B Directors and FOR ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Persons or entities owning shares of our common stock at the close of business on March 20, 2014 (Record Date) are entitled to notice of, and to vote at, our Annual Meeting and at any adjournment or postponement that may take place. A list of stockholders entitled to vote at the meeting will be made available for the examination of any stockholder at the Annual Meeting and for ten days prior to the Annual Meeting at our office located at 360 Central Avenue, Suite 900, St. Petersburg, Florida 33701.

We cordially invite you to attend the Annual Meeting. To gain admission, you must show that you owned shares of our common stock as of the record date and, if so, then you must show valid, government-issued, picture identification. If your shares are registered in your name, we will compare your name to the list of registered stockholders to verify your share ownership. If your shares are in the name of your broker, bank, or other holder of record, you must bring evidence of your share ownership, such as your most recent account statement or a legal proxy from your broker, bank, or other holder of record. If you do not have valid picture identification and proof that you own shares of our common stock, we will not admit you to the Annual Meeting. All packages and bags are subject to inspection.

Your vote is extremely important. We appreciate you taking the time to vote promptly. After reading the proxy statement, please vote at your earliest convenience by Internet or by mailing your completed proxy card. YOU CANNOT VOTE YOUR SHARES UNLESS YOU VOTE BY (i) INTERNET; (ii) MAILING YOUR COMPLETED AND SIGNED PROXY CARD; OR (iii) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. Please note that all votes cast by Internet must be cast prior to 11:59 p.m., Eastern Daylight Time on Tuesday, May 6, 2014.

Dated:	April 3, 2014	By order of the Board of Directors,
/s/ B. Bradford Martz B. Bradford Martz
Corporate Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 7, 2014.
To access our Proxy Statement for the 2014 Annual Meeting of
Stockholders and our 2013 Annual Report, please visit
http://www.upcinsuranceproxy2014.com

UNITED INSURANCE HOLDINGS CORP.
PROXY STATEMENT FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

General

The Board of Directors (the Board) of United Insurance Holdings Corp. solicits the accompanying proxy for our 2014 Annual Meeting of Stockholders (the Annual Meeting) to be held at our office located at 360 Central Ave., Suite 900, St. Petersburg, Florida, 33701 on Wednesday, May 7, 2014, at 1:00 p.m. local time. In our attached Notice of Annual Meeting of Stockholders, we set forth the matters that stockholders will consider and act upon at the meeting. We will send this Proxy Statement for our 2014 Annual Meeting (this Proxy Statement), our Notice of Annual Meeting of Stockholders, the enclosed proxy, our 2013 Annual Report, and our Notice of Internet Availability of Proxy Materials to our stockholders on or about April 3, 2014. Included in our 2013 Annual Report is our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Securities and Exchange Commission (the SEC), which you can find on the SEC’s website at www.sec.gov. Copies of the exhibits filed with our Form 10-K may be obtained by submitting a written request as described in the subsection entitled Communication with the Company by Postal Mail.

Our Board is not aware of any other matters that are likely to be brought before stockholders at the Annual Meeting other than those specified in the notice thereof; however, if any other matters properly come before the stockholders at the Annual Meeting, the persons named in the enclosed proxy or their duly constituted substitutes acting at the Annual Meeting will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Except as set forth below, in the absence of instructions, executed proxies will be voted “FOR” the four nominees to serve as Class B Directors of our Board and “FOR” the ratification of the appointment by the Audit Committee of our Board of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Please note that, under New York Stock Exchange (NYSE) rules, your broker will NOT be able to vote your shares with respect to the election of directors (Proposal One) if you have not provided instructions to your broker. We therefore strongly encourage you to submit your proxy and exercise your right to vote as a stockholder.

Communication with the Company by Postal Mail

Unless otherwise noted in the Proxy Statement, requests for documents and/or information, submissions of proposals or nominations, proxy revocations or other official communications should be submitted in writing to the following address:

United Insurance Holdings Corp.
360 Central Avenue
Suite 900
St. Petersburg, Florida 33701
Attention: Corporate Secretary

Outstanding Securities and Voting Rights

Our Board has fixed the record date for the determination of stockholders entitled to notice of, and to vote at, our Annual Meeting as the close of business on March 20, 2014 (the Record Date). As of March 20, 2014, there were 20,847,470 shares of our common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote on each of the matters listed in our Notice of Annual Meeting and this Proxy Statement.

Voting Information

The presence of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for the purpose of determining whether a quorum is present. A “broker non-vote” occurs when a broker, bank or other holder of record, holding shares for a beneficial owner, does not vote on a particular proposal because that holder does not have discretionary voting power under the rules of the NYSE for that particular item and has not received instructions from the beneficial owner.  We believe that the ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal Two) is a routine matter on which brokers will be permitted to vote your shares even if you have not provided instructions to your broker.

The rules of the NYSE do not consider the election of directors (Proposal One) to be routine matters and brokers may not vote on behalf of their clients with respect to these proposals if their clients do not provide voting instructions. Please vote your shares on Proposal One. Abstentions and broker non-votes will not affect the outcome of the vote on these Proposals.

Directors will be elected by a plurality of the votes cast by shares entitled to vote at the Annual Meeting.  Therefore, the four Class B Director nominees receiving the most votes will be elected to the Board as Class B Directors to serve two year terms ending on the date of the 2016 annual meeting of stockholders and until their successors are duly elected and qualified.

Neither our Certificate of Incorporation, our By-Laws nor any applicable law requires stockholder ratification of the appointment of McGladrey LLP as our independent registered public accounting firm. Our Certificate of Incorporation (as amended and restated) provides that our directors may submit any act for approval or ratification at any annual meeting of our stockholders and that the approval or ratification of such act will require the vote of the holders of a majority of our stock represented in person or by proxy and entitled to vote at the meeting (provided that a quorum of stockholders is represented in person or by proxy). Accordingly, the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 will be ratified if we receive the affirmative vote of the holders of a majority of our stock represented in person or by proxy and entitled to vote at the Annual Meeting, provided that a quorum is represented. Abstentions will be included in the calculation of the number of shares represented and entitled to vote at the Annual Meeting and will therefore count as votes against the ratification of the appointment of McGladrey LLP.

We have appointed an Inspector of Elections for our Annual Meeting who will tabulate all of the votes at our Annual Meeting. For a period of ten (10) days prior to the Annual Meeting, any stockholder may appear at our office, located at the address listed in the subsection entitled Communication with the Company by Postal Mail, to examine a list of our stockholders entitled to vote at our Annual Meeting.

Attendance

All stockholders as of the close of business on the Record Date, or their duly appointed proxy holders, may attend our Annual Meeting. Registration will begin at 12:30 p.m. and persons attending should allow ample time for check-in procedures. If you attend, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. If you are a stockholder of record, we will verify your name against the list of our stockholders as of the Record Date, prior to admittance to our Annual Meeting. Please also note that if you are a beneficial holder and hold your shares through a broker, bank or other holder of record (i.e., in “street name”), you will need to present a copy of a brokerage statement reflecting your stock ownership as of the Record Date before you can be admitted to our Annual Meeting.

You may attend our Annual Meeting and vote in person, regardless of whether you have previously voted by proxy card or via the Internet. If you are a beneficial owner of our common stock and if you obtain a legal proxy from your broker, bank or other holder of record and present it to the Inspector of Elections along with your ballot, you may vote in person at our Annual Meeting. We encourage you to vote your shares in advance of our Annual Meeting, even if you plan on attending. If you have already voted, you may nevertheless revoke your vote in the manner described below and vote in person at our Annual Meeting.

Directions

To obtain directions to attend our Annual Meeting and vote in person, please contact John Rohloff, Director of Financial Reporting, at (727) 895-7737.

Revocation

You may revoke your proxy at any time before the vote at our Annual Meeting by submitting written notice as described in the subsection entitled Communication with the Company by Postal Mail, by delivering a proxy bearing a later date or by attending the meeting and voting in person. If you beneficially own shares of our common stock, you may submit new voting instructions by contacting your broker, bank, or other holder of record. You may also vote in person at our Annual Meeting if you obtain a legal proxy, as described in the subsection entitled Attendance.

Expense and Manner of Solicitation

Our Board is soliciting the proxy accompanying this Proxy Statement. We will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional information we furnish to our stockholders. We may solicit proxies through the mail, or our directors, executive officers, and other employees may solicit proxies in person or by telephone. We will not pay any additional compensation to our directors, executive officers, or other employees for their services with regard to proxy solicitation. We will also request brokers, banks, and other stockholders of record to forward proxy materials, at our expense, to the beneficial owners of our shares.

Delivery of Documents to Stockholders Sharing an Address

Some companies, brokers, banks, and other holders of record may employ procedures, approved by the SEC, known as “householding.” Householding, which reduces costs associated with duplicate printings and mailings, means that we will send only one copy of our Annual Report and Proxy Statement to stockholders who share the same address. Stockholders sharing the same address will continue to receive separate proxy cards.

If you own shares of our common stock and would like to receive additional copies of our Annual Report and Proxy Statement, you may submit a request to us by: (i) mailing a request in writing as described in the subsection entitled Communication with the Company by Postal Mail, or (ii) calling us at (727) 895-7737; we will promptly mail the requested copies to you. If you own shares of our common stock in your own name and you want to receive separate copies of the Annual Report and Proxy Statement in the future, or if you receive multiple copies and want to receive only one copy, contact American Stock Transfer & Trust Company, LLC at (800) 937-5449 or 6201 15th Avenue, Brooklyn, NY 11219. If you beneficially own shares of our common stock and you want to receive separate copies of the Annual Report and Proxy Statement in the future, or if you receive multiple copies and want to receive only one copy, contact your bank, broker, or other holder of record.

Deadline for the Submission of Stockholders’ Proposals for the 2015 Annual Stockholders’ Meeting

All proposals or nominations a stockholder wishes to submit at the meeting should be submitted as described in the subsection entitled Communication with the Company by Postal Mail.

In accordance with SEC regulations, we hereby notify our stockholders that if, pursuant to Rule 14a-8, they wish to include a proposal in our proxy statement and form of proxy relating to our 2015 annual meeting, we must receive a written copy of their proposal no later than December 17, 2014. Proposals must comply with the SEC proxy rules relating to stockholder proposals to be included in our proxy materials.

If we receive any notice of a stockholder proposal submitted outside the processes of Rule 14a-8 after March 2, 2015, we will consider such notice untimely. The proxy solicited by our Board for the 2015 annual meeting will confer discretionary authority on the persons named in such proxy to vote on any stockholder proposal presented at that meeting that was not timely submitted to us.

PROPOSAL ONE – ELECTION OF DIRECTORS

Proposal

Our Board consists of Class A Directors and Class B Directors; each class generally serves a two year term, typically with only one class of directors being elected in each year.

The term of office for our Class A Directors, currently consisting of Gregory C. Branch, Kent G. Whittemore, and John L. Forney, will expire at our 2015 annual meeting of stockholders. The term of office for our Class B Directors, currently consisting of Alec L. Poitevint, II, Kern M. Davis, M.D., William H. Hood, III, and Sherrill W. Hudson, will expire at our Annual Meeting. Accordingly, our Board is soliciting votes for the four Class B Director nominees named below and your proxy cannot be voted for more than four Class B Director nominees.

Our Board has nominated for election at the Annual Meeting Alec L. Poitevint, II, Kern M. Davis, M.D., William H. Hood, III, and Sherrill W. Hudson as Class B Directors. Each director nominee elected as a Class B Director at our Annual Meeting will serve a two year term until his successor is elected and qualified at our 2016 annual meeting of stockholders.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted “FOR” the election of Alec L. Poitevint, II, Kern M. Davis, M.D., William H. Hood, III, and Sherrill W. Hudson as Class B Directors. All of these nominees have agreed to serve if elected and have consented to being named in this Proxy Statement. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board may recommend in his place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Therefore, the four Class B Director nominees receiving the most votes will be elected as Class B Directors. Abstentions and broker non-votes will not affect the outcome of the vote on the election of directors.

Recommendation of the Board

Our Board unanimously recommends that you vote FOR the election of Alec L. Poitevint, II, Kern M. Davis, M.D., William H. Hood, III, and Sherrill W. Hudson as Class B Directors, each to serve a two year term ending on the date of the 2016 annual meeting of stockholders and until his successor is duly elected and qualified.

CORPORATE GOVERNANCE AND BOARD OF DIRECTOR INFORMATION

Governance Principles

The Board oversees and monitors our management in the interest of and for the benefit of our stockholders. We have posted our Corporate Governance Guidelines on our website at www.upcinsurance.com.

The following table provides information regarding each of our current directors:

	Age	Position	Year Current Term Expires	Current Director Class
Gregory C. Branch	66	Chairman of the Board	2015	A
Kern M. Davis, M.D.	59	Director	2014	B
John L. Forney	52	President, CEO and Director	2015	A
William H. Hood, III	53	Director	2014	B
Sherrill W. Hudson	71	Director	2014	B
Alec L. Poitevint, II	66	Director	2014	B
Kent G. Whittemore	66	Director	2015	A

Class A Directors Whose Terms Continue Until the 2015 Annual Meeting

Gregory C. Branch has served as the Chairman of our Board since September 30, 2008. From its inception in 1999 through the merger on September 30, 2008, Mr. Branch served as the Chairman of UIH. At the date of the merger, he maintained substantial equity holdings in UIH, which wrote and serviced, through its subsidiaries, property and casualty insurance policies. Mr. Branch has served as the Chairman and owner of Branch Properties, Inc., a manufacturer and distributor of equine feed, since 1986 and has also served as the President of Branch Properties since 1986. From 1994 until 1998, Mr. Branch served as Chairman of Summit Holding Southeast, Inc., an insurance holding company that completed its initial public offering in 1997 and was acquired by Liberty Mutual in 1998. Mr. Branch has served as a director of Prime Holdings, Inc. since 2001 and of Raffles Insurance Company since 2003. Mr. Branch was the founding Chairman of Sunz Insurance Holding, a Florida workers compensation company that was sold in 2008. Mr. Branch was a founding member of, and remains a director of and past Chairman of American Feed Industry Insurance Company RRG. Mr. Branch operated as an underwriting member of Lloyd’s of London from 1986 through 2004. Mr. Branch graduated from the University of Florida with a B.S. in Agriculture Economics and served at the rank of Captain in the U.S. Army.

Our Board selected Mr. Branch to serve on our Board based upon his substantial experience in the insurance industry and his broad entrepreneurial skills obtained by owning his own business.

John L. Forney has served as Chief Executive Officer and a member of our Board since June 14, 2012. He assumed the additional role of President of UPC Insurance in July, 2013. From 2002 until he joined UPC Insurance, Mr. Forney served in a number of different capacities at Raymond James (NYSE: RJF), a financial services holding company based in St. Petersburg, FL. While at Raymond James, he led the firm's investment banking efforts in catastrophe insurance financing. In that time, he developed special expertise in the property insurance sector through his work with government-sponsored insurance entities in Florida, California, Louisiana, North Carolina and Texas, as well as a major national insurance industry consortium. He has been a frequent speaker at insurance industry conferences, and has testified on insurance industry issues for legislatures in several states. Mr. Forney received a B.A. in Economics from Princeton University and a M.B.A. in Finance from Wharton School at the University of Pennsylvania. He is a former U.S. army infantry officer, and a graduate of Ranger School, the Army's most challenging course for combat leaders. He also holds the Chartered Financial Analyst designation.

Our Board selected Mr. Forney to serve on our Board based upon his 21-year background of executive experience, including a balanced mix of public finance investment banking and private sector executive leadership positions with a focus on the insurance market.

Kent G. Whittemore has served as a member of our Board since September 30, 2008. Mr. Whittemore served as a director of UIH from 2001 through the merger on September 30, 2008. Mr. Whittemore has served as the President of, and is a shareholder of, The Whittemore Law Group, P.A., a law firm located in St. Petersburg, Florida that he co-founded in 1987. The primary focus of his practice is in the areas of personal injury, insurance litigation, and business and real estate litigation. Mr. Whittemore served as President of the St. Petersburg Bar Association from 1996 through 1997, and served as President of the Tampa Bay Trial Lawyers Association from 2003 through 2004. Mr. Whittemore currently serves as a director of the Southern Trial Lawyers Association and formerly served as a director of the Academy of Florida Trial Lawyers. He also served on St. Petersburg’s Charter Review Commission. Mr. Whittemore received a B.S. in Business Administration from the University of Florida and a Juris Doctorate from Stetson College of Law.

Our Board selected Mr. Whittemore to serve on our Board based upon his insurance industry experience and his legal expertise.

Class B Director Nominees

Alec L. Poitevint, II has served as a member of our Board since September 30, 2008. Mr. Poitevint served as a director of UIH from 2001 through the merger on September 30, 2008. Mr. Poitevint has served as the Chairman and President of Southeastern Minerals, Inc. and its affiliated companies (collectively Southeastern Minerals), headquartered in Bainbridge, Georgia, since 1981. Southeastern Minerals manufactures and distributes mineral ingredients. He joined Southeastern Minerals, Inc. in 1970. From 1989 to 2010, Mr. Poitevint served as a director of First Port City Bank of Bainbridge, serving as Vice Chairman from 1994 to 2010 and President in 2006. Mr. Poitevint served as a director of Agri-Nutrition/Virbac Corporation from 1996 to 2006, and at various times during his tenure he held the positions of Chairman of the Board and Chairman of the Audit Committee. Mr. Poitevint has also served as the Chairman of American Feed Industry Insurance Company since 2002 and is the former Chairman of the American Feed Industry Association and National Feed Ingredients Association. Mr. Poitevint served on the Republican National Committee (RNC) as Committeeman for Georgia from 1989 to 2012 and served as RNC Treasurer from 1997 to 2001.

Our Board selected Mr. Poitevint to serve on our Board based upon his experience in the insurance industry and his diverse management experience.

Kern M. Davis, M.D. has served as a member of our Board since March 14, 2012. Dr. Davis is one of the original investors and the son of one of the original founders of UIH and served as a board member of UIH from January 2006 through the merger on September 30, 2008. Dr. Davis earned a Bachelor's degree in Chemistry from the University of Florida in 1976, and a medical degree from the University of South Florida in 1980; he completed his residency at the University of Florida in 1985. In 1985, Dr. Davis joined Pathology Associates, P.A., an anatomic and clinical pathology professional services firm, and has served as its President since 1992. In 1993, Dr. Davis became a medical director for St. Anthony's Hospital Laboratory, and currently holds this position. Dr. Davis received an MBA from the University of South Florida in 1993. Dr. Davis has been a National Association of Corporate Directors (NACD) Governance Fellow since 2013.

Our Board selected Dr. Davis to serve on our Board based upon his prior experience with UIH, and his educational and professional business experience.

William H. Hood, III has served as a member of our Board since March 14, 2012. Mr. Hood served as a board member of UIH from 2000 through the merger on September 30, 2008. In 1984, Mr. Hood formed Special Data Processing Corporation, a national partnership marketing company, and served as its Chief Executive Officer and Chairman from 1984 to 2006. Mr. Hood sold the company in 1999 to a private equity firm, and he continued to manage the company until he retired in 2006. On January 23, 2001, Mr. Hood formed Hall Estate Management LLC and, as the sole member of the firm, Mr. Hood manages his investments and entrepreneurial interests. In July 2009, the firm changed its name to Hall Capital Holdings LLC.

Our Board selected Mr. Hood to serve on our Board based upon his prior experience with UIH and his entrepreneurial experience in building and forming a national marketing company.

Sherrill W. Hudson has served as a member of our Board since May 30, 2013. Mr. Hudson has been Chairman of the Board for TECO Energy, an energy-related holding company since January 1, 2013. Prior to serving as Chairman, Mr. Hudson served as Executive Chairman of the TECO Energy Board from August 2010. Mr. Hudson served as TECO’s Chief Executive Officer from July 2004 until August 2010. Prior to his employment with TECO, Mr. Hudson worked for Deloitte and Touche LLP, a public accounting firm. In August 2002, Mr. Hudson retired from Deloitte after having worked for the firm for over 37 years. Mr. Hudson also serves on the boards of Publix Super Markets and Lennar Corporation. Mr. Hudson is a member of the Florida Institute of Certified Public Accountants, which recognized him as the 2006 Outstanding CPA in Business and Industry. He received his bachelor’s degree and graduated cum laude from Ashland University in Ashland, Ohio.

Our Board selected Mr. Hudson to serve on our Board based upon his professional and diverse business experience.

On September 30, 2008, a wholly-owned subsidiary of Fund Management Group (FMG) merged with and into United Insurance Holdings, L.C. (UIH), with UIH remaining as the surviving entity. In connection with the merger, FMG changed its name to United Insurance Holdings Corp. Prior to the merger, FMG was a blank check company with no operations, formed as vehicle for an acquisition of an operating business.

Director Independence

Our Board determined that six of its current members; Gregory C. Branch, Alec L. Poitevint, II, Kent G. Whittemore, William H. Hood, III, Sherrill W. Hudson, and Kern M. Davis M.D.; qualify as independent directors under NASDAQ Rule 5605(a)(2). Our Board also determined that John L. Forney does not qualify as an independent director under NASDAQ Rule 5605(a)(2).

As described in additional detail below, our Board has a Nominating and Corporate Governance Committee, a Compensation and Benefits Committee, and an Audit Committee. Our Nominating and Corporate Governance Committee currently consists of Messrs. Branch, Whittemore, Davis, and Hood; our Compensation and Benefits Committee currently consists of Messrs. Branch, Poitevint, Hood, Hudson and Whittemore; and our Audit Committee currently consists of Messrs. Hudson, Whittemore and Davis. All of the members of all of these committees qualify as independent directors under NASDAQ Rule 5605(a)(2). In addition, all of the members of the Audit Committee qualify as independent directors under the independence standards for audit committee members set forth in NASDAQ Rule 5605(c)(2).

Meetings and Meeting Attendance

Our Board held four meetings and acted by unanimous written consent in lieu of a meeting nine times during 2013. All of our directors attended at least 75% of all meetings of the Board and Board committees on which they served during 2013. One of our directors attended our 2013 annual meeting of stockholders. We do not have a formal policy with respect to director attendance at annual meetings; however, we encourage all of our directors to attend.

Board Committees

Our Board has three formal committees: a Nominating and Corporate Governance Committee, a Compensation and Benefits Committee, and an Audit Committee.

The following table provides the current membership for each of our Board committees:

	Nominating and Governance	Compensation and Benefits	Audit
Gregory C. Branch	X	X
Kern M. Davis, M.D.	X		X
John L. Forney
William H. Hood, III	X	X
Sherrill W. Hudson		X	Chair
Alec L. Poitevint, II		X
Kent G. Whittemore	Chair	Chair	X

In the following subsections, we describe each committee of our Board. Each Board committee has the authority to engage legal counsel, other advisors or consultants as the committee deems appropriate to carry out its responsibilities.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee (our Nominating Committee) assists our Board by:

•	identifying qualified individuals to become directors,

•	recommending qualified director nominees for election at the stockholders’ annual meeting,

•	determining membership on Board committees,

•	recommending a set of corporate governance guidelines,

•	overseeing annual self-evaluations by our Board and annual self-evaluations of itself, and

•	reporting annually to our Board regarding the Chief Executive Officer succession plan.

Our Nominating Committee operates under a formal written charter that governs its duties and standards of performance. The committee reviews its charter annually for appropriate revisions. Interested parties can obtain copies of the charter free of charge on our web site at www.upcinsurance.com, or by contacting our Secretary at the address listed in the subsection entitled Communication with the Company by Postal Mail.

Our Board selects the director nominees to stand for election at our annual stockholder meetings and to fill vacancies occurring on our Board based on the recommendations of the Nominating Committee. Our Nominating Committee has not adopted minimum qualifications for director nominees. Our Nominating Committee selects nominees for director on the basis of experience, integrity, skills, diversity, the ability to make independent analytical inquiries, an understanding of our business environment and the willingness to devote adequate time to Board duties, all within the context of an assessment of the perceived needs of the Board at a given point in time. While our Nominating Committee considers diversity as one of several criteria for eligibility, we have not adopted a formal diversity policy. In addition to the individual attributes of our directors discussed above, we highly value the collective business experience and qualifications of the directors. We believe that the collective experiences, viewpoints and perspectives of our directors result in a Board with the commitment and energy to advance the interests of our stockholders.

Our Nominating Committee may consider current members of our Board for re-election unless they have notified our Board that they do not wish to stand for re-election. Our Nominating Committee may also consider candidates for our Board recommended by current members of our Board or members of management. In addition, our Nominating Committee will consider director candidates recommended by our stockholders in the same manner as it would consider any other recommended nominees. Any stockholder wishing to recommend a nominee for director should notify our Secretary in writing and include, at a minimum, (i) the name and address, as they appear in our books, of the stockholder giving the notice, (ii) the class and number of our common stock shares that the stockholder beneficially owns, (iii) a statement that the candidate is willing to be nominated and to serve as a director if elected, and (iv) any other information regarding the candidate that the SEC would require us to include in a proxy statement. If our Nominating Committee determines that a stockholder-recommended candidate is suitable for Board membership, it will include the candidate in the pool of candidates under consideration for nomination upon the occurrence of the next Board vacancy or in connection with the next annual meeting of our stockholders.

Pursuant to the above procedures, once our Nominating Committee identifies prospective nominees, it will solicit background information on the candidates, then investigate, interview and evaluate the candidates. The committee will then report to the Board.

Our Nominating Committee recommended the four incumbent director nominees for our Annual Meeting to our Board, who approved their recommendation.

Our Nominating Committee met two times during 2013, with all members attending the meetings.

Compensation and Benefits Committee. Our Compensation and Benefits Committee assists our Board with its responsibilities relating to the compensation of our directors and officers, and it has overall responsibility for recommending the director and officer compensation plans, policies and long-term compensation programs for final approval by our Board. The committee takes into account our goals and objectives as approved by the Board when making recommendations for the Chief Executive Officer's and the Chief Financial Officer's compensation. Based on our Chief Executive Officer’s recommendations, the committee will recommend any employment arrangements and bonus plans for officers other than our Chief Executive Officer. For information regarding the committee's processes and procedures for determining director compensation, please see the subsection entitled Director Compensation in the section entitled Director and Executive Compensation. The committee may not delegate any of its authority to any other persons. The committee may engage compensation consultants; however, the committee did not engage compensation consultants with respect to executive or director compensation for 2013.

Our Compensation and Benefits Committee operates under a formal written charter adopted by our Board that governs its duties and conduct. The committee reviews its charter annually for appropriate revisions. Interested parties can obtain copies of the charter free of charge on our web site at www.upcinsurance.com, or by contacting our Secretary at the address listed in the subsection entitled Communication with the Company by Postal Mail.

Our Compensation and Benefits Committee met two times in board meetings, with all members attending the meetings, and acted by written consent two times during 2013.

Audit Committee. We established an Audit Committee in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Our Audit Committee consists of Mr. Hudson, Mr. Whittemore and Dr. Davis Our Board determined that Mr. Hudson is currently our audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K. All members of our Audit Committee are “independent” under both the general independence standards and the audit committee independence standards set forth in the NASDAQ Marketplace Rules.

Our Audit Committee operates under a formal written charter adopted by our Board that governs its duties and conduct. The committee reviews its charter annually for appropriate revisions. Interested parties can obtain copies of the charter free of charge on our web site at www.upcinsurance.com, or by contacting our Secretary at the address listed in the subsection entitled Communication with the Company by Postal Mail.

Our Audit Committee assists our Board in its oversight of the quality and integrity of our accounting, auditing, and reporting practices. Our Audit Committee’s role includes monitoring:

•	the integrity of our financial statements,

•	our compliance with legal and regulatory requirements,

•	the independent auditor’s qualifications and independence,

•	the performance of our independent auditors,

•	our business practices and ethical standards, and

•	our risk assessment and risk management policies.

Our Audit Committee met ten times during 2013, with all members attending the meetings, except for one director who was absent from one meeting.

Audit Committee Report
As part of its oversight responsibility, the Audit Committee reviewed and discussed the audited financial statements, the adequacy of financial controls and the effectiveness of UPC Insurance's internal control over financial reporting with management and McGladrey LLP (McGladrey). The Audit Committee also has discussed with McGladrey the matters required to be discussed by the statement on Auditing Standards No. 16 (as adopted by the Public Company Accounting Oversight Board in Rule 3526). The Audit Committee has received the written disclosures and the letter from McGladrey required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee also has discussed with McGladrey that firm’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in UPC Insurance's Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

Sherrill W. Hudson, Chairman
Kent G. Whittemore
Kern M. Davis, M.D.

Board Leadership Structure and Board’s Role in Risk Oversight

Our Board has a non-executive Chairman, a position which remains independent of management. The Chairman sets the agendas for and presides over the Board meetings. The Chief Executive Officer is a member of the Board and participates in meetings. The Board believes that this leadership structure is appropriate for our Company at this time because it allows for independent oversight of management, increases management accountability and encourages an objective evaluation of management’s performance.

The Board regularly devotes time during its meetings to review and discuss the most significant risks facing our Company and management’s process for identifying, prioritizing and responding to those risks. During these discussions, our Chief Executive Officer and our Chief Financial Officer present management’s process for the assessment of risks, a description of the most significant risks facing our company and any mitigating factors, plans or policies in place to address those risks. The Board also delegates certain of its risk oversight responsibilities to its committees.

The Audit Committee bears responsibility for oversight of our policies with respect to risk assessment and risk management and must discuss major financial risk exposures facing us and the steps we have taken to monitor and control such exposures. The Audit Committee also oversees our compliance with legal and regulatory requirements, areas which generate many of the most significant risks we face.

Communication with Directors

Stockholders may contact an individual director, our Board as a group, or a specified Board committee by sending correspondence addressed to our Secretary to the address listed in the subsection entitled Communication with the Company by Postal Mail or by sending an e-mail to our investor relations e-mail address at InvestorRelations@upcinsurance.com. Each communication should specify the applicable addressee or addressees to which the communication is directed, as well as the general topic of the communication. We will initially receive and process communications before forwarding them to the addressee. We also may refer communications to other departments as applicable. We generally will not forward to our directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or is a request for general information regarding us.

DIRECTOR AND EXECUTIVE COMPENSATION

Executive Officers

The following individuals serve as our executive officers:

	Age	Position
John L. Forney	52	President, Chief Executive Officer and Director
B. Bradford Martz	42	Chief Financial Officer and Secretary
John F. Langowski, III	46	Vice President, Claims
Deepak Menon	42	Vice President of Operations and Business Development
Kimberly A. Salmon	53	General Counsel and Chief Legal Officer
Andrew D. Swenson	55	Vice President and Chief Information Officer
Jay K. Williams	56	Vice President, Marketing

John L. Forney has served as our Chief Executive Officer of UPC Insurance (NASDAQ: UIHC) and a member of our Board since June, 2012. He assumed the additional role of President of UPC Insurance in July, 2013. From 2002 until he joined UPC Insurance, Mr. Forney served in a number of different capacities at Raymond James (NYSE: RJF), a financial services holding company based in St. Petersburg, FL. While at Raymond James, he led the firm's investment banking efforts in catastrophe insurance financing. In that role, he developed special expertise in the property insurance sector through his work with government-sponsored insurance entities in Florida, California, Louisiana, North Carolina and Texas, as well as a major national insurance industry consortium. He has been a frequent speaker at insurance industry conferences, and has testified on insurance industry issues for legislatures in several states. Mr. Forney received a B.A. in Economics from Princeton University and a M.B.A. in Finance from the Wharton School at the University of Pennsylvania. He is a former U.S. Army infantry officer, and a graduate of Ranger School, the Army's most challenging course for combat leaders. He also holds the Chartered Financial Analyst designation.

B. Bradford Martz has served as Chief Financial Officer since October 1, 2012.  Prior to joining UPC Insurance, Mr. Martz served as Chief Financial Officer where he lead the firm's finance department and served as a board member of Bankers Financial Corporation, a Florida-based diversified holding company system with operations in the property and casualty insurance, life/annuity insurance, warranty, insurance agency, insurance business process outsourcing and real estate markets, where he began working in 2001. Mr. Martz obtained a B.S. in Finance from the University of Colorado at Boulder and a M.B.A. from Northeastern University. Mr. Martz is a Certified Public Accountant actively licensed in Florida and also holds the Global Certified Management Accountant designation from the American Institute of Certified Public Accountants.

John F. Langowski, III has served as Vice President of Claims since November 1, 2012. From 2010 until he began at UPC Insurance, he served as Vice President and Chief Claims Officer of Cypress Insurance Group; a Jacksonville, Florida based homeowners and business insurer, where he was responsible for all areas of property and casualty claims, personnel management, coordination with product management and underwriting for product development and improvement. From 2007 until he joined Cypress, Mr. Langowski was the Regional Director of Claims for Farmers Insurance Group; a national insurance group covering vehicles, homes and small businesses. While in this position, Mr. Langowski created and developed regional claims operations for Farmers that employed more than 50 claims professionals and supervisors in multiple locations. He also served in a number of different roles at Nationwide Insurance Company from September 1997 until his time at Farmers and started his career in the northeast part of the country with the Erie Insurance Group in August 1990. Mr. Langowski holds a B.S. in Business Administration, as well as Associate In Claims (AIC) and Associate In Management (AIM) designations.

Deepak Menon has served as Vice President of Operations and Business Development since July 29, 2013. Prior to joining UPC Insurance, Mr. Menon served as the Marketing Director for American Strategic Insurance (ASI), a St. Petersburg, Florida based homeowners and business insurer. From 2005 until he joined ASI in 2007, he served as Marketing Director for AutoOne Insurance Company, a subsidiary of OneBeacon Insurance Group, that offers specialty insurance products. He also worked as a Cross Border Division Manager and Financial Analyst at ACE Seguros, S.A., a subsidiary of ACE Ltd, a multiline property and casualty insurer, before his time at AutoOne. Mr. Menon obtained a B.S. in Finance from the University of South Carolina and a Masters in Business Administration from the University of Tampa. Mr. Menon also holds the Chartered Property Casualty Underwriter designation and earned an Associate in Risk Management.

Kimberly A. Salmon has served as General Counsel and Chief Legal Officer since February 24, 2014. She has over twenty-one years of experience in the insurance defense industry. Prior to joining UPC Insurance, Ms. Salmon served as a partner in the law firm Groelle & Salmon, P.A. Ms. Salmon is a member of the Florida Bar and the U.S. District Court for the Middle District of Florida. Ms. Salmon obtained her JD from Stetson University and her Bachelors of Arts in Criminal Justice from Florida Atlantic University.

Andrew D. Swenson has served as an officer of our Company since August 26, 2013. From 2012, until he joined UPC Insurance as its Vice President and Chief Information Officer, Mr. Swenson was a consultant for his company, Delbridge Group, an independent information technology consulting firm. From 2010, until August 2012, Mr. Swenson served as the Chief Information Officer for Vology, Inc., an Oldsmar, Florida based network and telecommunications equipment reseller. Prior to Vology, Mr. Swenson served as Chief Information Officer for Tribridge, Inc., an IT services and business consultancy. Mr. Swenson also founded the security consulting VAR Integration Specialists, Inc., which was acquired by Tribridge, Inc. in July 2003. Mr. Swenson holds a B.S. in Computer Science from the Coleman College in San Diego, California. Mr. Swenson also holds the Certified Information Systems Security Professional designation and sits on many information technology advisory boards in the Tampa Bay area.

Jay K. Williams has served as Vice President of Marketing since July 16, 2012.  From August 2009 through January of 2012, Mr. Williams served as President of Bankers Underwriters, Inc., a division of Bankers Financial Corporation, a Florida-based company, operating a diverse array of enterprises, ranging from insurance to property development, where he was responsible for all phases of financial management, personnel management, and strategic planning for Bankers Underwriters, Inc. and several of its affiliated companies. After Bankers and prior to joining UPC Insurance, Mr. Williams was an independent consultant, education specialist, and expert witness. Mr. William has also served as Managing Director for FAIA Members Services, Inc. from May 2001 until he began at Bankers. He also serves on the faculty of IIABA's Virtual University “Ask An Expert” program and as an insurance expert for consumers on AllExperts.com as well as serving on the national faculty of the National Alliance for Insurance Education and Research.

Executive Compensation

Summary Compensation Table. The following Summary Compensation Table displays the compensation received by each of our named executive officers during the years ended December 31, 2013, and 2012:

	Year	Salary	Bonus (1)	Stock Award (2)	Non-Equity Incentive Compensation Plan (3)	All Other (4)	Total
John L. Forney	2013	$489,432	$200,000	$192,500	$165,000	$17,500	$899,432
President and Chief Executive Officer	2012	246,745	150,000	456,698	—	—	853,443
Donald J. Cronin	2013	—	—	—	—	329,340	329,340
Former President and Chief Executive Officer (5)	2012	100,614	—	—	—	215,436	316,050
B. Bradford Martz	2013	222,726	—	80,000	75,000	11,250	313,976
Chief Financial Officer	2012	56,250	20,000	22,500	—	—	98,750
Jay K. Williams	2013	205,346	—	70,001	50,000	10,000	285,347
Vice President Marketing	2012	92,073	20,000	—	—	1,667	113,740

1.	Represents discretionary bonuses approved by our Compensation and Benefits Committee relating to financial and operational achievements during 2012 and 2013.

2.
Represents aggregate grant date fair value of the restricted stock awarded to Mr. Forney, Mr. Martz and Mr. Williams. Includes 86,990 shares of common stock awarded to Mr. Forney in 2012 pursuant to his employment agreement. Includes 3900 shares of common stock awarded to Mr. Martz in 2013 pursuant to his employment agreement. Includes 2,299 shares of common stock awarded to Mr. Williams in 2013 pursuant to his employment agreement. Includes restricted stock awards granted to Mr. Forney, Mr. Martz, and Mr. Williams pursuant to our incentive compensation program, which resulted in grants to each of these executives of 12,623, 5,246 and 3,279 shares of our common stock, respectively. The value of the stock awards were computed in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation - Stock Compensation. See Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, for a discussion of the relevant assumptions used in calculating the value of the awards granted prior to December 31, 2013.

3.	Represents cash bonuses earned under the Company's incentive compensation program for fiscal 2013.

4.	Represents company match under our 401(k) plan.

5.
Represents amount paid to Mr. Cronin for consulting and advisory services pursuant to an Employment and Advisor Agreement, dated November 14, 2011, between the Company and Mr. Cronin. Mr. Cronin, our former President and Chief Executive Officer, retired on May 1, 2012.

Incentive Compensation. For fiscal year 2013, our Compensation Committee, approved an incentive compensation program consisting of (i) an annual incentive cash bonus opportunity and (ii) long-term equity incentive compensation consisting of awards of three-year pro rata vesting restricted stock grants. The annual incentive compensation for our named executive officers is based on achieving certain annual performance metrics with respect to financial targets included in our 2013 Omnibus Incentive Plan, which was previously approved by our stockholders, as well as a bonus based on individual accomplishments. For fiscal year 2013, bonuses would be paid on the basis of our achieving earnings per share of $1.00, return on equity of 15% and gross premiums earned of $300.0 million (although these numbers can be adjusted from their GAAP counterparts to more accurately reflect, in the Compensation Committee's opinion, the results achieved by the Company). For fiscal year 2013, we achieved earnings per share of $1.26, return on equity of 20 .8% and gross premiums earned of $381.4 million.

Stock Awards. Certain amounts included in the Stock Award column in the Summary Compensation Table above, with respect to Messrs. Forney and Martz represent restricted stock awards issued to them as an inducement for entering into employment with our Company. Certain amounts included in such column for Mr. Williams were issued in connection with his employment agreement. See the section entitled Employment Agreements below for a description of the restricted stock awards granted to Messrs. Forney, Martz and Williams pursuant to their employment agreements. Amounts included in the Stock Award column also include restricted stock awards granted pursuant to our incentive compensation program described above.

401(k) Profit Sharing Plan. We adopted a tax-qualified profit-sharing 401(k) plan that generally covers all of our employees who have completed 90 days of service. Pursuant to our 401(k) plan, participants may elect to make pre-tax contributions up to the statutorily-prescribed annual limits. Our 401(k) plan also provides for employer matching contributions equal to 100% of the first 5% of compensation deferred into the plan. Contributions made by employees and company matching contributions to our 401(k) plan, as well as the income earned on plan contributions, are not taxable to our employees until withdrawn from the 401(k) plan, and we can deduct our contributions, if any, in the fiscal year in which we make the contributions.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth certain information with respect to our Named Executive Officers concerning restricted stock awards that have not vested as of December 31, 2013.

	Number of shares of restricted stock that have not vested (1)	Market value of shares of restricted stock that have not vested (2)
John L. Forney	69,592	$979,855
B. Bradford Martz	3,900	54,912
Jay K. Williams	2,299	32,370

1.
As noted above, Mr. Forney's shares vest ratably over each of the next five years on his anniversary date of June 14. Mr. Martz's shares vested on April 1, 2014. Mr. Williams' shares vest on October 1, 2014.

2.	Market value as of December 31, 2013.

No other named executive officer received any stock awards, option awards, non-equity incentive plan compensation or any non-qualified deferred compensation earnings during 2013 or 2012.

Employment Agreements
Employment Agreement with John Forney. On June 8, 2012, we entered into an employment agreement with John Forney (Employment Agreement), pursuant to which we appointed him to serve as our Chief Executive Officer and as a Director on our Board beginning on and effective as of June 14, 2012. Under the terms of the Employment Agreement, Mr. Forney will serve an initial term of five years. At the conclusion of that initial five year term, Mr. Forney's employment term will automatically be extended for consecutive one (1) year periods (Employment Term) unless either party provides at least ninety (90) days' written notice prior to the expiration of the Employment Term. During the Employment Term, Mr. Forney will receive a minimum annual base salary of $450,000 (which was prorated in 2012 to reflect the time worked by Mr. Forney during 2012). In addition, Mr. Forney is eligible to receive annual cash bonuses at the discretion of the Board. For calendar year 2012, we guaranteed Mr. Forney a cash bonus of no less than $150,000. Finally, in addition to cash-based compensation, we granted Mr. Forney the restricted stock award described below.
We awarded Mr. Forney 86,990 shares of restricted common stock in connection with his employment with our company. The restricted shares will vest in twenty percent increments on June 14, 2013 and the first four anniversaries of June 14, 2013, provided that Mr. Forney is continuously employed by our company from June 14, 2012 through the applicable vesting dates. However, if Mr. Forney's employment with our company terminates due to either (a) our termination of Mr. Forney's employment without cause (as defined in the Employment Agreement), or (b) Mr. Forney's termination of his employment for good reason (as defined in the Employment Agreement), so long as (in either case) proper notice of such termination is timely provided in accordance with the Employment Agreement, the restricted shares that would vest on the vesting date that occurs during the year in which the termination occurs shall, if not already vested, automatically and immediately vest as of the later of (i) the date of the termination of Mr. Forney's employment with our company or (ii) the date on which a release of claims against our company (as described in Section 4.10 of the Employment Agreement) becomes effective. If Mr. Forney's employment with our company terminates for any other reason before the date that restricted shares have vested, the shares that have not yet vested as of the date of such termination will immediately be forfeited as of the date of such termination.

If Mr. Forney's employment is terminated for cause (as defined in the Employment Agreement), Mr. Forney will be entitled to receive: (a) any unpaid base salary accrued through the effective date of termination; (b) any benefits owed to Mr. Forney under any benefit plans (in accordance with the terms of such plans); and (c) any annual incentive bonuses earned but not yet paid for any completed full fiscal year immediately preceding the termination date. Any such payments must be made on or before March 15th of the year following Mr. Forney's termination for cause.
If Mr. Forney's employment is terminated due to death or disability, Mr. Forney (or his estate or legal representatives (as applicable)) will be entitled to receive: (a) payment for all accrued but unpaid base salary as of the date of termination of employment; (b) reimbursement for expenses incurred; (c) any earned benefits to which Mr. Forney may be entitled as of the date of termination pursuant to the terms of any compensation or benefit plans to the extent permitted by such plans (with the payments described in subsections (a) through (c) collectively referred to as the “Accrued Payments”); (d) any annual incentive bonuses earned but not yet paid for any completed full fiscal year immediately preceding the termination date; and (e) if termination occurs prior to the end of any fiscal year, a pro rata annual incentive bonus for the fiscal year in which termination occurs (determined and paid based on actual performance achieved for that fiscal year against the performance goals for that fiscal year). In addition, in the case of death, we will continue to provide all benefits applicable to Mr. Forney's family for six (6) months. Any such payments shall be made on or before March 15th of the year following Mr. Forney's death or disability.
If Mr. Forney's employment is terminated without cause or for good reason (as defined in the Employment Agreement), Mr. Forney will be entitled to receive: (a) payment of the Accrued Payments in full within the next normal payroll period following termination; (b) a separation allowance, payable in equal installments in accordance with normal payroll practices, prorated over a 12 month period beginning immediately following the date of termination as follows: (i) if the separation occurs within the initial five year term of employment, an allowance equal to Mr. Forney's annual base salary for the entire year of separation; or (ii) if the separation occurs beyond the initial five year term of employment and occurs without the minimum ninety (90) days' written notice prior to the expiration of the Employment Term, an allowance equal to Mr. Forney's remaining annual base salary for the year of separation; (c) any annual incentive bonuses earned but not yet paid for any completed full fiscal year immediately preceding the termination date, to be paid in full within the next normal payroll period following termination; and (d) if termination occurs prior to the end of any fiscal year, the annual incentive bonus for the fiscal year in which termination occurs to which Mr. Forney would have been entitled if employed at the conclusion of the fiscal year (determined and paid based on actual performance achieved for such fiscal year against the performance goals for that fiscal year), to be paid in full within ninety days following completion of the fiscal year. Mr. Forney's remaining equity stock award for the year of separation (twenty percent of initial equity stock award grant) will automatically and immediately vest in full. In addition, we will arrange for Mr. Forney to continue to participate (through COBRA or otherwise), on substantially the same terms and conditions as in effect for Mr. Forney (including any required contribution) immediately prior to such termination, in the medical, dental, disability and life insurance programs provided to Mr. Forney as follows: (i) if the separation occurs within the initial five year term of employment, until the earlier of (A) the end of the 24 month period beginning on the effective date of the termination of employment, or (B) such time as Mr. Forney is eligible to be covered by comparable benefit(s) of a subsequent employer (determined on a benefit-by-benefit and coverage-by-coverage basis); or (ii) if the separation occurs beyond the initial five year term of employment and occurs without the minimum ninety (90) days' written notice prior to the expiration of the Employment Term, until the earlier of (Y) the end of the current Employment Term year in which the separation occurs; or (Z) such time as Mr. Forney is eligible to be covered by comparable benefit(s) of a subsequent employer (determined on a benefit-by-benefit and coverage-by-coverage basis).
Upon termination by us or Mr. Forney with at least ninety (90) days' written notice prior to the expiration of the Employment Term (i.e., in connection with a decision not to extend the Employment Term), Mr. Forney will be entitled to receive: (a) any unpaid base salary accrued through the completion of the Employment Term; (b) any benefits owed to Mr. Forney under any benefit plan provided to Mr. Forney (in accordance with the terms of such plan); and (c) any annual incentive bonuses earned but not yet paid for any completed full fiscal year immediately preceding the termination date.
In the event Mr. Forney terminates his employment without good reason during the employment term, he shall provide 90 days' prior written notice of such termination and shall forego any further compensation, including further vesting of any equity stock award not vested as of the date of termination. However, Mr. Forney will still be entitled to receive all Accrued Payments.
Employment Agreement with Brad Martz. On October 1, 2012, we entered into an employment agreement with Brad Martz (Martz Employment Agreement), pursuant to which we appointed him to serve as our Chief Financial Officer effective as of October 1, 2012. Under the terms of the Employment Agreement, Mr. Martz will serve on an at-will basis. The agreement provides that either party agrees to provide at least one hundred eighty (180) days' written notice of their intent to terminate the Martz Agreement unless such termination is for cause. During the Employment Term, Mr. Martz will receive a minimum annual base salary of $225,000 (which was prorated in 2012 to reflect the time worked by Mr. Martz during 2012). In addition, Mr. Martz is eligible to receive annual cash bonuses at the discretion of the Board. Finally, in addition to cash-based compensation, we granted Mr. Martz the restricted stock award described below.
We awarded Mr. Martz 3,900 shares of restricted common stock in connection with his employment with our company. The restricted shares vested on the one-year anniversary of the date his restricted stock award agreement became effective which was on April 1, 2013; provided that Mr. Martz is continuously employed by the Company from the effective date through the vesting date. However, if Mr. Martz's employment with our company terminates due to our termination of Mr. Martz's employment without cause (as defined in the Martz Employment Agreement), the restricted shares that would vest on the vesting date that occurs during the year in which the termination occurs shall, if not already vested, automatically and immediately vest as of the later of (i) the date of the termination of Mr. Martz's employment with our company or (ii) the date on which a release of claims against our company (as described in Section 4.7 of the Martz Employment Agreement) becomes eff ective. If Mr. Martz's employment with our company terminates for any other reason before the date that restricted shares have vested, the shares that have not yet vested as of the date of such termination will immediately be forfeited as of the date of such termination.

If Mr. Martz's employment is terminated for cause (as defined in the Martz Employment Agreement), Mr. Martz will be entitled to receive: (a) any unpaid base salary accrued through the effective date of termination; (b) any benefits owed to Mr. Martz under any benefit plans (in accordance with the terms of such plans); and (c) any annual incentive bonuses earned but not yet paid for any completed full fiscal year immediately preceding the termination date.
If Mr. Martz's employment is terminated due to death or disability, Mr. Martz (or his estate or legal representatives (as applicable)) will be entitled to receive: (a) payment for all accrued but unpaid base salary as of the date of termination of employment; (b) reimbursement for expenses incurred; (c) any earned benefits to which Mr. Martz may be entitled as of the date of termination pursuant to the terms of any compensation or benefit plans to the extent permitted by such plans (with the payments described in subsections (a) through (c) collectively referred to as the “Accrued Payments”); (d) any annual incentive bonuses earned but not yet paid for any completed full fiscal year immediately preceding the termination date; and (e) if termination occurs prior to the end of any fiscal year, a pro rata annual incentive bonus for the fiscal year in which termination occurs (determined and paid based on actual performance achieved for that fiscal year against the performance goals for that fiscal year). In addition, in the case of death, we will continue to provide all benefits applicable to Mr. Martz's family for six (6) months. Any such payments shall be made on or before March 15th of the year following Mr. Martz's death or disability.
If Mr. Martz's employment is terminated without cause or for good reason (as defined in the Martz Employment Agreement), Mr. Martz will be entitled to receive: (a) payment of the Accrued Payments in full within the next normal payroll period following termination; (b) any annual incentive bonuses earned but not yet paid for any completed full fiscal year immediately preceding the termination date, to be paid in full within the next normal payroll period following termination; and (d) if termination occurs prior to the end of any fiscal year, the annual incentive bonus for the fiscal year in which termination occurs to which Mr. Martz would have been entitled if employed at the conclusion of the fiscal year (determined and paid based on actual performance achieved for such fiscal year against the performance goals for that fiscal year), to be paid in full within ninety days following completion of the fiscal year. Mr. Martz's remaining equity stock award for the year of separation will automatically and immediately vest in full. In addition, we will arrange for Mr. Martz to continue to participate (through COBRA or otherwise), on substantially the same terms and conditions as in effect for Mr. Martz (including any required contribution) immediately prior to such termination, in the medical, dental, disability and life insurance programs provided to Mr. Martz until the earlier of: (i) a one-hundred twenty (120) day period from the effective date of termination; (A) the end of the 24 month period beginning on the effective date of the termination of employment, or (ii) such time as Mr. Martz is eligible to be covered by comparable benefit(s) of a subsequent employer (determined on a benefit-by-benefit and coverage-by-coverage basis).
Upon termination by us or Mr. Martz with at least ninety (180) days' written notice prior to the expiration of the Employment Term (i.e., in connection with a decision not to extend the Employment Term), Mr. Martz will be entitled to receive: (a) any unpaid base salary accrued through the completion of the Employment Term; (b) any benefits owed to Mr. Martz under any benefit plan provided to Mr. Martz (in accordance with the terms of such plan); and (c) any annual incentive bonuses earned but not yet paid for any completed full fiscal year immediately preceding the termination date.
In the event Mr. Martz terminates his employment without good reason during the employment term, he shall provide 180 days' prior written notice of such termination and shall forego any further compensation, including further vesting of any equity stock award not vested as of the date of termination. However, Mr. Martz will still be entitled to receive all Accrued Payments.
Employment Agreement with Jay Williams. On July 8, 2013, we entered into an employment agreement with Jay Williams (Williams Employment Agreement). Under the terms of the Employment Agreement, Mr. Williams will serve on an at-will basis, as the Vice President of Marketing. The agreement provides that either party agrees to provide at least one hundred eighty (180) days' written notice of their intent to terminate the Williams Agreement unless such termination is for cause. During the Employment Term, Mr. Williams will receive a minimum annual base salary of $200,000. In addition, Mr. Williams is eligible to receive annual cash bonuses at the discretion of the Board. Finally, in addition to cash-based compensation, we granted Mr. Williams the restricted stock award described below.
We awarded Mr. Williams 2,299 shares of restricted common stock in connection with his employment with our company. The restricted shares will vest on the one-year anniversary of the date his restricted stock award agreement became effective which was on October 1, 2013; provided that Mr. Williams is continuously employed by the Company from the effective date through the vesting date. However, if Mr. Williams' employment with our company terminates due to our termination of Mr. Williams' employment without cause (as defined in the Williams Employment Agreement), the restricted shares that would vest on the vesting date that occurs during the year in which the termination occurs shall, if not already vested, automatically and immediately vest as of the later of (i) the date of the termination of Mr. Williams' employment with our company or (ii) the date on which a release of claims against our company (as described in Section 4.7 of the Williams Employment Agreement) becomes effective. If Mr. Williams' employment with our company terminates for any other reason before the date that restricted shares have vested, the shares that have not yet vested as of the date of such termination will immediately be forfeited as of the date of such termination.

If Mr. Williams' employment is terminated for cause (as defined in the Williams Employment Agreement), Mr. Williams will be entitled to receive: (a) any unpaid base salary accrued through the effective date of termination; (b) any benefits owed to Mr. Williams under any benefit plans (in accordance with the terms of such plans); and (c) any annual incentive bonuses earned but not yet paid for any completed full fiscal year immediately preceding the termination date.
If Mr. Williams' employment is terminated due to death or disability, Mr. Williams (or his estate or legal representatives (as applicable)) will be entitled to receive: (a) payment for all accrued but unpaid base salary as of the date of termination of employment; (b) reimbursement for expenses incurred; (c) any earned benefits to which Mr. Williams may be entitled as of the date of termination pursuant to the terms of any compensation or benefit plans to the extent permitted by such plans (with the payments described in subsections (a) through (c) collectively referred to as the “Accrued Payments”); (d) any annual incentive bonuses earned but not yet paid for any completed full fiscal year immediately preceding the termination date; and (e) if termination occurs prior to the end of any fiscal year, a pro rata annual incentive bonus for the fiscal year in which termination occurs (determined and paid based on actual performance achieved for that fiscal year against the performance goals for that fiscal year). In addition, in the case of death, we will continue to provide all benefits applicable to Mr. Williams' family for six (6) months. Any such payments shall be made on or before March 15th of the year following Mr. Williams' death or disability.
If Mr. Williams' employment is terminated without cause or for good reason (as defined in the Williams Employment Agreement), Mr. Williams will be entitled to receive: (a) payment of the Accrued Payments in full within the next normal payroll period following termination; (b) any annual incentive bonuses earned but not yet paid for any completed full fiscal year immediately preceding the termination date, to be paid in full within the next normal payroll period following termination; and (d) if termination occurs prior to the end of any fiscal year, the annual incentive bonus for the fiscal year in which termination occurs to which Mr. Williams would have been entitled if employed at the conclusion of the fiscal year (determined and paid based on actual performance achieved for such fiscal year against the performance goals for that fiscal year), to be paid in full within ninety days following completion of the fiscal year. Mr. Williams' remaining equity stock award for the year of separation will automatically and immediately vest in full. In addition, we will arrange for Mr. Williams to continue to participate (through COBRA or otherwise), on substantially the same terms and conditions as in effect for Mr. Williams (including any required contribution) immediately prior to such termination, in the medical, dental, disability and life insurance programs provided to Mr. Williams until the earlier of: (i) a one-hundred twenty (120) day period from the effective date of termination; or (ii) such time as Mr. Williams is eligible to be covered by comparable benefit(s) of a subsequent employer (determined on a benefit-by-benefit and coverage-by-coverage basis).
Upon termination by us or Mr. Williams with at least ninety (180) days' written notice prior to the expiration of the Employment Term (i.e., in connection with a decision not to extend the Employment Term), Mr. Williams will be entitled to receive: (a) any unpaid base salary accrued through the completion of the Employment Term; (b) any benefits owed to Mr. Williams under any benefit plan provided to Mr. Williams (in accordance with the terms of such plan); and (c) any annual incentive bonuses earned but not yet paid for any completed full fiscal year immediately preceding the termination date.
In the event Mr. Williams terminates his employment without good reason during the employment term, he shall provide 180 days' prior written notice of such termination and shall forego any further compensation, including further vesting of any equity stock award not vested as of the date of termination. However, Mr. Williams will still be entitled to receive all Accrued Payments.

Director Compensation

The following table displays the compensation received by each of our directors during the year ended December 31, 2013. During 2013, our directors did not receive any stock awards, option awards, non-equity incentive plan compensation, non-qualified deferred compensation earnings, or any other form of compensation other than the cash compensation shown in the table below.

Fees Earned or Paid in Cash/Total Compensation
Gregory C. Branch (1)	$115,000
Alec L. Poitevint, II (2)	85,000
Kent G. Whittemore	75,000
Kern M. Davis, M.D.	75,000
William H. Hood, III	75,000
Sherrill W. Hudson (3)	47,500

1.	Mr. Branch received $75,000 for his services as director and $40,000 for serving as the Chairman of the Board.

2.	Mr. Poitevint received $75,000 for his services as director and $10,000 for serving as the Chairman of the Audit Committee for the first two quarters of 2013.

3.
Mr. Hudson received $37,500 for his services as director and $10,000 for serving as the Chairman of the Audit Committee for the last two quarters of 2013, from the date of his appointment on May 30, 2013.

During fiscal year 2013, we offered the following compensation program for our non-employee directors: (i) a quarterly retainer of $18,750, (ii) a quarterly retainer of $5,000 to our Audit Committee Chairman and (iii) a quarterly retainer of $10,000 for the Chairman of the Board.

We included Mr. Forney's compensation in the Summary Compensation Table since Mr. Forney is our President and Chief Executive Officer. Mr. Forney does not receive any fees for his services as director.

STOCK OWNERSHIP

Stock Ownership of Our Directors, Executive Officers and Certain Beneficial Owners

The following table displays information, as of April 3, 2014, regarding the number and approximate percentage of shares of our common stock beneficially owned by (i) each of our directors, director nominees, and named executive officers, (ii) all of our directors and executive officers as a group, and (iii) each person known to us to beneficially own more than 5% of our outstanding shares of common stock:

	Amount and Nature of Beneficial Ownership	Percentage of Common Stock
Gregory C. Branch, Chairman (1)	2,055,177	9.9%
Heartland Advisors, Inc. and William J. Nasgovitz(2)	1,076,459	5.2%
Alec L. Poitevint, II, Director (3)	755,596	3.6%
William H. Hood, III Director (4)	592,533	2.8%
Kent G. Whittemore, Director (5)	260,245	1.2%
Kern M. Davis M.D., Director (6)	259,340	1.2%
John L. Forney, President, CEO and Director (7)	135,519	0.7%
Sherrill W. Hudson, Director (8)	50,000	0.2%
Deepak Menon, V.P. Operations and Business Development (9)	36,889	0.2%
B. Bradford Martz, CFO (10)	28,146	0.1%
Kimberly A. Salmon, General Counsel (11)	19,474	0.1%
Jay K. Williams, V.P. Marketing (12)	15,578	0.1%
Andrew D. Swenson, CIO (13)	4,462	—%
John F. Langowski, III (14)	4,016	—%
Directors and Officers as a Group (13 persons)	4,216,975	20.2%
Unless otherwise noted, individuals or groups identified in the table above may be contacted c/o United Insurance Holdings Corp. as described in the subsection entitled Communication with the Company by Postal Mail.
We calculated the approximate percentage of common stock based upon 20,847,470 shares of our common stock outstanding on April 3, 2014.

1.
Includes 1,529,197 shares directly owned by Mr. Branch; 118,588 shares owned by Branch Journey, LLC, and 101,848 shares owned by each of the following four trusts: OC Branch Trust F/B/O Tracy L Drake, OC Branch Trust F/B/O Jennifer L. Branch, OC Branch Trust F/B/O Christina M. Branch and OC Branch Trust F/B/O Overby C. Branch, III. Mr. Branch has voting power over the shares owned by O.C. Branch Trust and by Branch Journey, LLC.

2.
The number of shares represents shares of our common stock held by Heartland Advisors, Inc. and William J. Nasgovitz. Mr. Nasgovitz has control over Heartland Advisors, Inc. Consequently, Heartland Advisors, Inc. and Mr. Nasgovitz may both be deemed to have shared voting control over the shares of our common stock. The business address of Heartland Advisors, Inc. and Mr. Nasgovitz is 789 North Water Street, Milwaukee, WI 53202. We obtained this information from the Form 13G filed with the SEC on February 6, 2014.

3.	Represents 351,299 shares directly owned by Mineral Associates, Inc. and 404,297 shares owned by SEM Minerals, LP. Mr. Poitevint has voting and investment power over these securities.

4.	Represents 592,533 shares owned by William H. Hood, III Revocable Trust, of which Mr. Hood is the trustee with voting and dispositive control.

5.	Includes 240,627 shares directly owned directly by Mr. Whittemore and 19,618 shares in his spouse's, Kathryn Whittemore, IRA.

6.	Represents 259,340 shares directly owned by Dr. Davis.

7.	Represents 82,215 shares held by Mr. Forney and 53,304 shares held jointly by Mr. Forney and his spouse.

8.	Represents 50,000 shares directly owned by Mr. Hudson.

9.	Represents 36,889 shares directly owned by Mr. Menon.

10.	Represents 28,146 shares directly owned by Mr. Martz.

11.	Represents 19,474 shares directly owned by Ms. Salmon.

12.	Represents 15,578 shares directly owned by Mr. Williams.

13.	Represents 4,462 shares directly owned by Mr. Swenson.

14.	Represents 4,016 shares directly owned by Mr. Langowski.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, our officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of such equity securities. SEC regulations require directors, officers and beneficial owners of more than 10% of our outstanding equity securities to furnish us with all Section 16(a) forms they file.

Based solely on our review of the Section 16(a) forms furnished to us with respect to the year ended December 31, 2013, and the written representations we received from certain reporting persons indicating that no circumstances occurred during the noted period that would require them to file Form 5, we believe that, during the year ended December 31, 2013, all Section 16(a) reports required to be filed by our directors, officers and greater than 10% beneficial owners were timely filed except for the following form, which was filed late: a Form 4 filing reporting one transaction by William H. Hood, III.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following summarizes the transactions and series of related transactions, since January 1, 2012, in which we participated, in which the subject amount exceeded the lesser of $120,000 or one percent of the average of our total assets at year end for the two most recently completed fiscal years, and in which any of our executive officers, directors, beneficial holders of more than 5% of our common stock or the immediate family members of such officers, directors, and beneficial holders had or will have a direct or material indirect interest, other than compensation we paid to our officers and directors for services performed as such.

During the second quarter ended June 30, 2012, it came to our attention that Hamilton Risk Management (HRM) breached a covenant contained in the Note Purchase Agreement entered into with United Property & Casualty Insurance Company on March 30, 2011, by reason of Kingsway Amigo Insurance Company's Surplus falling below $13,000,000. On July 17, 2012, we notified HRM of the breach and requested that HRM remedy the breach. On July 20, 2012, our Board unanimously agreed to enter into negotiations with HRM to settle the outstanding note receivable and to terminate our partnership interest in Acadia Acquisition Partners, L.P. We settled the total outstanding note receivable and the partnership interest at an amount equal to $1,750,000 and received the funds from HRM on August 13, 2012. We recorded a $316,000 impairment on the note receivable in June to reflect the difference between the carrying amount and the proposed settlement amount, which was recorded in other expenses on the income statement.

Effective August 29, 2011, we entered into a Management Services Agreement (MSA) with 1347 Advisors, LLC, a wholly-owned subsidiary of Kingsway Financial Services, Inc., a property and casualty insurance company. During the term of the agreement, one of our former directors, Mr. Swets, served as the President and Chief Executive Officer of Kingsway, as well as a Managing Director of 1347 Advisors. The MSA, which was effective for a six-month period with automatic three-month extensions unless otherwise terminated, stipulated that 1347 Advisors was to provide us with the services of an interim CFO, in addition to actuarial and other services. During the term of the agreement, Hassan Baqar served as our interim CFO under the MSA until April 2, 2012, when he submitted his resignation effective concurrently with the termination of the MSA described below. During the term of the agreement, Mr. Baqar served as a Managing Director of 1347 Advisors and a Vice President of Kingsway America, Inc., a wholly-owned subsidiary of Kingsway Financial Services, Inc. In exchange for the services, we paid 1347 Advisors a monthly consulting fee of $60,000 plus any reasonable expenses. For the twelve months ended December 31, 2012, we incurred fees of $180,000 under the MSA.

In response to a letter our insurance affiliate received from Florida's insurance regulatory authority more fully described in our Current Report on Form 8-K filed with the SEC on April 5, 2012, United Insurance Management (UIM) notified 1347 Advisors on March 30, 2012, of its desire to terminate the MSA. Effective April 2, 2012, UIM and 1347 Advisors entered into a Termination Agreement and Release (Termination Agreement) pursuant to which the parties agreed to a mutual termination of the MSA effective immediately.  As a result of the foregoing, UIM will no longer be obligated to pay 1347 Advisors the management services fee described above.  The Termination Agreement provides that 1347 shall cooperate with us to effect the transition of certain actuarial services to us or another company.

Regarding the transactions described above, we believe that, unless otherwise noted, we obtained terms, or paid or received consideration comparable to the terms available in, or the consideration that would be paid or received in, arm's-length transactions. We follow a formal policy for reviewing related party transactions.

PROPOSAL TWO – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee approved the engagement of McGladrey LLP (McGladrey) as the independent registered public accounting firm to perform an audit of our consolidated financial statements for the fiscal year ending December 31, 2013. McGladrey performed the audit of our 2013 consolidated financial statements. McGladrey advised our Audit Committee that neither it, nor any of its members, has any direct financial interest in UPC Insurance as a promoter, underwriter, voting trustee, director, officer or employee. Though we do not expect a representative of McGladrey to attend our Annual Meeting, if a McGladrey representative does attend, the representative will respond to appropriate questions and will have the opportunity to make a statement if the representative desires to do so.

We hereby ask our stockholders to ratify our Audit Committee’s appointment of McGladrey as our independent registered public accounting firm for the 2014 fiscal year. Although neither our Certificate of Incorporation, our By-laws, nor any other document or agreement requires ratification, the Board submits the appointment of McGladrey to our stockholders for ratification because we value our stockholders’ views on the appointment of our independent registered public accounting firm. If our stockholders do not ratify the appointment of McGladrey, we will consider such result as a direction from the stockholders to our Board and our Audit Committee to consider the appointment of a different firm and our Audit Committee will reconsider whether to retain McGladrey. In such event, our Audit Committee may retain McGladrey notwithstanding the fact that the stockholders did not ratify the appointment, or may appoint another accounting firm without re-submitting the matter to a stockholder vote. Even if stockholders ratify the appointment, our Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and, thus, in our stockholders' best interest.

Audit and Related Fees

The following table summarizes the approximate fees McGladrey billed us for services rendered during 2013 and 2012.

	2013		2012
Audit Fees	$354,000	[1]	$320,000	[3]
Audit-Related Fees	—		—
Tax Fees	18,300	[2]	18,300	[2]
All Other Fees	—		—

1.	Amount includes approximately $19,000 related to audit services rendered in connection with S-1 and S-3 filings in 2013.

2.	Amount includes fees billed for assistance with the filing of our tax return.

3.	Amount includes approximately $50,000 related to audit services rendered in connection with our public offering in 2012.

McGladrey billed us during 2013 and 2012 for professional services rendered, including the audit of our consolidated financial statements for those years and audit-related services requiring review of various SEC filings.

Audit Committee Approval of Independent Registered Public Accounting Firm

Our Audit Committee approved the appointment of, and the fees for, audit and tax services performed by, our independent registered public accounting firm for 2013 and 2012.

Audit Committee’s Pre-Approval Policies and Procedures

Our Audit Committee requires that management obtain the prior approval of the Audit Committee for all audit and permissible non-audit services that our independent registered public accounting firm will provide. At regular meetings or as needed during the year, the Audit Committee reviews and approves proposals for such services, including the estimated fees the independent registered public accounting firm will charge. The Audit Committee Chairman may approve permissible non-audit services costing up to $10,000, with subsequent notification to the full Audit Committee.

Recommendation of the Board

The Board recommends a vote FOR ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

OTHER INFORMATION
We have made previous filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part. However, the Report of our Audit Committee shall not be incorporated by reference into any such filings.

ANNUAL MEETING OF STOCKHOLDERS OF

UNITED INSURANCE HOLDINGS CORP.

May 7, 2014

GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON May 7, 2014.
To access the Company's Proxy Statement for the 2014 Annual Meeting of
Stockholders, and the Company's 2013 Annual Report, visit:
http://www.upcinsuranceproxy2014.com

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD RECOMMENDS A VOTE "FOR ALL" THE NOMINEES LISTED AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	Election of Directors.						FOR	AGAINST	ABSTAIN
					2.	Ratification of the appointment of McGladrey LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	ô	Alec L. Poitevint, II	Class B Nominee
		ô	Kern M. Davis, M.D.	Class B Nominee
		ô	William H. Hood, III	Class B Nominee
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED FOR THE BOARD OF DIRECTORS, FOR THE RATIFICIATION OF THE APPOINTMENT OF MCGLADREY LLP AS THE COMPANY'S INDENPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES UPON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS IS NOT AWARE OF ANY MATTER WHICH IS TO BE PRESENTED FOR ACTION AT THE MEETING OTHER THAN THE MATTERS SET FORTH HEREIN.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	ô	Sherrill W. Hudson	Class B Nominee

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you with to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder				Date:		Signature of Stockholder	Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized signer.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
May 7, 2014
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John L. Forney and B. Bradford Martz as Proxies of the undersigned, with full power of substitution, and hereby authorizes Mr. Forney and Mr. Martz to represent and to vote, as designated on the reverse side and in their discretion and upon any other business that may properly come before the meeting, all of the shares of common stock of United Insurance Holdings Corp., held of record by the undersigned on March 20, 2014, at the Annual Meeting of Stockholders of United Insurance Holdings Corp. to be held at the office of United Insurance Holdings Corp. located at 360 Central Ave., Suite 900, St. Petersburg, Florida, 33701 on Wednesday, May 7, 2014 at 1:00 PM Eastern Daylight Time, or at any postponement or adjournment thereof.

PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

UNITED INSURANCE HOLDINGS CORP.

May 7, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER

IN PERSON - You may vote your shares in person by attending the Annual Meeting.	ACCOUNT NUMBER

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON May 7, 2014.
To access the Company's Proxy Statement for the 2014 Annual Meeting of
Stockholders, and the Company's 2013 Annual Report, visit: http://www.upcinsuranceproxy2014.com
ê Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. ê

THE BOARD RECOMMENDS A VOTE "FOR ALL" THE NOMINEES LISTED AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	Election of Directors.						FOR	AGAINST	ABSTAIN
					2.	Ratification of the appointment of McGladrey LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	ô	Alec L. Poitevint, II	Class B Nominee
		ô	Kern M. Davis, M.D.	Class B Nominee
		ô	William H. Hood, III	Class B Nominee
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED FOR THE BOARD OF DIRECTORS, FOR THE RATIFICIATION OF THE APPOINTMENT OF MCGLADREY LLP AS THE COMPANY'S INDENPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES UPON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS IS NOT AWARE OF ANY MATTER WHICH IS TO BE PRESENTED FOR ACTION AT THE MEETING OTHER THAN THE MATTERS SET FORTH HEREIN.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	ô	Sherrill W. Hudson	Class B Nominee

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you with to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder				Date:		Signature of Stockholder	Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized signer.